Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Jun-97            30-Jun-97
Distribution Date:    15-Jul-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $10,612,288.42     $27.21055521
          Class B Certificate Amount     $500,055.48     $27.20946131

(ii)  Interest Distribution
          Class A Certificate Amount   $1,059,809.70      $2.71741675
          Class B Certificate Amount      $51,150.78      $2.78326151

(iii)  Servicing Fee                     $178,992.29      $0.43829374

(iv)  Class A Certificate Balance
         (after principal distributions)              $194,512,169.21
        Class A Pool Factor
         (after principal distributions)                    0.4987411
        Class B Certificate Balance
         (after principal distributions)                $9,166,233.88
        Class B Pool Factor
         (after principal distributions)                    0.4987612

(v)  Total Pool Balance
         (end of Collection Period)                   $203,678,402.96

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $531,118.77    $7,947,650.17
         Liquidation Proceeds            $323,254.49    $3,442,051.15
         Aggregate Net Losses            $207,864.28    $4,505,599.02

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $8,147,136.12

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $8,147,136.12